SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-COLUMBIA EQUITY TRUST, INC.
          GABELLI SECURITIES, INC.
                       3/01/07            5,000-           19.5000
		  GABELLI ASSOCIATES LTD
                       2/28/07           72,400-           19.5300
                       2/28/07           17,900-           19.5367
          	  GABELLI ASSOCIATES FUND II
                       3/01/07            9,000-           19.5000
          	  GABELLI ASSOCIATES FUND
                       3/01/07          186,500-           19.5000
                       2/28/07           72,400            19.5300
	    MJG ASSOCIATES, INC.
          	  GABELLI PERFORMANCE PARTNERSHIP
                       3/01/07          100,000-           19.5000
         	  GABELLI INTERNATIONAL II LTD
                       3/01/07           10,000-           19.5000
          	  GABELLI INTERNATIONAL LTD
                       3/01/07            5,000-           19.5000
          GAMCO ASSET MANGEMENT INC.
                       3/01/07           65,400-           19.5000
                       2/28/07           12,500-           19.5367
                       2/27/07            6,900            19.4600
                       2/27/07            2,500            19.4700
          GABELLI FUNDS, LLC.
              GABELLI EQUITY TRUST
                       3/01/07          100,100-           19.5000
              GABELLI DIVIDEND & INCOME TRUST
                       3/01/07          448,900-           19.5000
              THE GABELLI GLOBAL DEAL FUND
                       3/01/07              500-           19.5000
              GABELLI ABC FUND
                       3/01/07           85,000-           19.5000

(1) THE DISPOSITIONS ON 03/01/07 WERE IN CONNECTION WITH THE MERGER OF THE ISSUER AS DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS OF THE MERGER, THE ISSUER'S SHAREHOLDERS RECEIVED $19.50 IN CASH
FOR EACH SHARE OF ISSUER'S COMMON STOCK.  UNLESS OTHERWISE INDICATED,
ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.